Exhibit 32.1
Certification pursuant to
18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Christian Itin, Chief Executive Officer of Autolus Therapeutics plc (the “Company”), and Robert Dolski, Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

(1)
The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2026

/s/ Christian Itin, Ph.D.	/s/ Robert Dolski
Name: Christian Itin, Ph.D.	Name: Robert Dolski
Title: Chief Executive Officer	Title: Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Autolus Therapeutics plc under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.